Exhibit 99.1

Investor Presentation March 2020

| 2 NYSE: TPL Management Team Tyler Glover Chief Executive Officer Robert Packer Chief Financial Officer Sameer Parasnis Chief Commercial Officer Robert Crain Executive Vice President of TPWR Chris Steddum Vice President, Finance and Investor Relations

Disclaimer

This presentation has been designed to provide general information about Texas Pacific Land Trust and its subsidiaries ("TPL" or the "Trust"). Any information contained or referenced herein is suitable only as an introduction to the Trust. The recipient is strongly encouraged to refer to and supplement this presentation with information the Trust has filed with the Securities and Exchange Commission ("SEC").

The Trust makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not purport to include all of the information that may be required to evaluate the subject matter herein and any recipient hereof should conduct its own independent analysis of the Trust and the data contained or referred to herein.

Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date. TPL reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Trust disclaims any obligations to update the data, information or opinions contained herein or to notify the market or any other party of any such changes, other than required by law.

Industry and Market Data

The Trust has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Trust shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. The industry in which the Trust operates is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Some of the data included in this presentation is based on TPL's good faith estimates, which are derived from TPL's review of internal sources as well as the third party sources described above. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and TPL's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

Forward-looking Statements

This presentation contains certain forward-looking statements within the meaning of the U.S. federal securities laws that are based on TPL's beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts. When used in this document, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "project" and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this document. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see TPL's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future. There is no assurance or guarantee with respect to the prices at which sub-share certificates of the Trust will trade, and such securities may not trade at prices that may be implied herein.

TPL's forecasts and expectations for future periods are dependent upon many assumptions, including the drilling and development plans of our customers, estimates of production and potential drilling locations, which may be affected by commodity price declines or other factors that are beyond TPL's control.

These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1) investment, financial, tax or legal advice, 2) a recommendation to buy or sell any security, or 3) an offer or solicitation to subscribe for or purchase any security. These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although TPL believes the information herein to be reliable, the Trust and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, safe as provided for by law, and the Trust expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Non-GAAP Financial Measures

In this presentation, TPL utilizes earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is not defined in the U.S. generally accepted accounting principles ("GAAP"). TPL believes that EBITDA is a useful supplement to net income as an indicator of operating performance. EBITDA is not presented as an alternative to net income and it should not be considered in isolation or as a substitute for net income. Please see Appendix for a reconciliation of EBITDA to net income, the most directly comparable financial measure calculated in accordance with GAAP.

NYSE: TPL 3

The Permian Basin "ETF"

NYSE: TPL

100% Texas Permian Exposure

Diversified Revenue Streams:

Royalties, Water, and Surface

~23,600

Core Permian Net Royalty Acres[1]

~900,000

Surface Acres

+130%

Production Growth since 2018[2]

~19 Years

Inventory Below $40/bbl Breakeven[3]

Robust Inventory[4] of

486 DUCs

and

304 Permits

$230 Million

2019 Free Cash Flow[5][6]

Balance Sheet Strength[7]

No Debt

Cash Balance of

$304 Million

8.5%

of Shares Repurchased since Jan. 2014[8]

17 Year

History of Increasing Dividends

Source: Company data and RSEG.
(1) Net royalty acres defined as gross royalty acres (530,400) in-basin multiplied by the average royalty per acre (4.4%).
(2) Increase in daily average net well production from 1Q'18 to 4Q'19.
(3) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.
(4) As of 12/31/19 per RSEG.
(5) Free cash flow calculated as cash flow from operations less capital expenditures. Capital expenditures do not include acquisitions.
(6) Normalized for one-time ~$100 million WPX land sale (applying corporate tax rate of 21%) and one-time ~$13 million costs related to a proxy contest to elect a new Trustee.
(7) As of end of 12/31/19.
(8) Based on 8.473 million sub-share certificates outstanding as of 1/1/14 and 7.756 million sub-share certificates outstanding as of 12/31/19.

NYSE: TPL 4

| 5 NYSE: TPL An Unmatched Oil and Gas Investment Source: Company data and Bloomberg as of 12/31/19. (1) Market cap as of 12/31/19. (2) EBITDA growth represents year over year growth based on last four reported quarters. (3) Debt as of last reported quarter. EBITDA represents LTM based on last four reported quarters. (4) Return on Invested Capital (ROIC) defined as (Net Operating Profit after Taxes / Average Invested Capital) based on last fou r reported quarters. (5) EBITDA margin represents LTM based on last four reported quarters. (6) Reflects adjusted EBITDA margin for 2019 and year over year 2019 vs. 2018 growth. Please see Appendix for reconciliations of non - GAAP financial measures to their most directly comparable GAAP measures. Russell 2000 Index and Public North American Oil & Gas Companies Market Cap (1) $1.0bn or Greater EBITDA Growth (2) 10% or Greater Debt / EBITDA (3) 1.5x or Less ROIC (4) 40% or Greater >80% EBITDA Margin (5) Total Companies: 2,789 992 417 135 4 1 Oil & Gas Companies: 897 159 80 26 1 1 TPL Metrics: $6.1bn 23% (6) 0.0x ~91% ~82% (6)

Unique Exposure to Full Permian Development Chain

Public Vehicle Positioning

	Texas Pacific Land Trust	Brigham Minerals (Oil & Gas Royalty)	Viper Energy Partners (Oil & Gas Royalty)	PrairieSky Royalty Ltd (Oil & Gas Royalty)	Rattler Midstream (Water)	NGL Energy Partners LP (Water)
Royalties	✓	✓	✓	✓	✗	✗
Surface	✓	✗	✗	✗	✗	✓
Water	✓	✗	✗	✗	✓	✓

Business Flow Overview

Surface

- ✓ Ownership of right of way
- ✓ Ownership of groundwater and subsurface injection rights
- ✓ High margins with no capital

Provides ease of access

Royalties

- ✓ Assets located in the core of the Permian
- ✓ No capex or opex burden for organic production and cash flow growth
- ✓ Real ownership of assets underlying cash flow generation
- ✓ Demand for water disposal services and locations on TPL surface has out-paced the rest of the Permian by a factor of ~3x[1]

Water

- ✓ Provides operational solutions across sourcing and disposal
- ✓ Disposal comprises significant portion of operator LOE
- ✓ Royalty stream with limited capex requirements to capture additional value

Allows continued development

Maximize Surface Ownership to Operate Profitable Water Business that Facilitates Development of Royalty Acreage

(1) Based on a comparison of gross produced water growth since 1/1/14 assuming current surface acreage owned. Only includes horizontal well production in the Midland and Delaware Basins from 1/1/14 to 3/31/19. TPL production growth giving effect to our portfolio of ~900,000 surface acres in the Permian Basin as of 12/31/19 as if it had been owned since 1/1/14.

Reporting Segments:
- = Land and Resource Management
- = Water Services and Operations

NYSE: TPL 6

Royalty Interest Overview

Land and Resource Management

Net Royalty Position and Rigs Running on Core TPL Acreage



Gaines
Dawson
Borden
Eddy
Delaware Basin
Lea
Central Basin Platform
Midland Basin
Howard
Andrews
Martin
Loving
Winkler
Ector
Midland
Glasscock
Culberson
Ward
Reeves
Crane
Reagan
Upton
Pecos
Jeff Davis
TEXAS
20 Miles
Royalty Acreage (530,400 Gross Royalty Acres / ~23,600 Net Royalty Acres)
Surface Acreage (~900,000 acres)
Combined Royalty & Surface Acreage (63% of NRA(1))
Active Rigs on TPL Royalty & Surface Acreage (89 Rigs – 46 Delaware, 43 Midland)
Active Permian Rigs (393 Rigs – 225 Delaware, 160 Midland, 8 Other)

Net Royalty Acres Distribution



NRA(2): ~23,600
38.5%
9.0%
21.7%
11.1%
19.6%
Northern Delaware
Southeast Delaware
Southwest Delaware
Midland
Other

Key Operators with a Permian Focus



Net Wells(3): 46.0
19.2%
12.6%
11.2%
9.6%
8.8%
7.7%
5.9%
4.6%
3.1%
2.5%
1.6%
13.3%
Other

Source: Company data, RSEG, and Enverus Rig Analytics data as of 2/26/20.

Note: Rigs on TPL based on 0.25 mile buffer around TPL Royalty Acreage DSUs and TPL Surface. Rig counts include active Horizontal, Directional and Unclassified rigs per Enverus Rig Analytics.

(1) Based on 753,324 combined surface and gross royalty acres and 438,912 gross royalty only acres.

(2) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%) as of 4Q'19.

(3) Includes net 31.5 PDP, 7.0 DUCs, 3.1 Completed and 4.3 Permitted wells (represents only horizontal locations).

NYSE: TPL 7

| 8 NYSE: TPL $295.2 $233.5 $227.9 $126.7 $70.5 $48.7 $36.8 $25.1 $14.8 $10.9 $10.1 $9.6 $6.1 $5.7 $5.3 $5.3 $2.1 $2.1 $1.9 $1.6 $1.3 $1.3 $1.1 $0.7 $0.3 $0.0 $0.0 Exxon Shell Chevron BP ConocoPhillips EOG Occidental Pioneer Diamondback Marathon Devon Apache Ovintiv WPX Cimarex Parsley Matador Surge Callon PDC Centennial SM Energy QEP Resources Laredo Noble Rosehill EP Energy BTA Crownquest DE3 Discovery Endeavor Fasken Four Corners Hunt Legacy Mewbourne Sabinal Sable Sequitur Sheridan Exposed to Diverse Client Base Required to Utilize TPL Surface / Water Source: Company data and FactSet as of 12/31/19. (1) Relationships established through surface operations and/or water sourcing / produced water. Existing Relationship with TPL (1) Other Permian Operators Drill on TPL NRA TPL has Existing Relationships with Over 85% of the Top E&P and also Blue - Chip Midstream Companies x High Margin, Fixed - fee Revenue Streams x Resistant to Commodity Price Fluctuations E&P Companies on TPL Midstream Companies on TPL Market Cap (in $ billions) as of 12/31/2019 Permian Private Operators

Business Segments Overview

Production[1] and Free Cash Flow[2] Growth

($ in millions, unless specified)



~79% Free Cash Flow CAGR Since 2016
~60% Production CAGR Since 2016
3.3
5.1
8.8
13.7
$40
$75
$125
$230
2016
2017
2018(3)(4)
2019 (4)(5)
Free Cash Flow
Net Production (mboe/d)

2019



Adjusted EBITDA
Land and Resource Management 72%
Water Services and Operations 28%
~$302mm(5)



Free Cash Flow(2)
Land and Resource Management 93%
Water Services and Operations 7%
~$230mm(4)(5)

Source: Company data and RSEG.
Note: Land and Resource Management values inclusive of land-related surface and easement income. Water Services and Operations values inclusive of water-related surface and easement income. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.
(1) YTD production based on average daily production from 1/1/19 through 12/31/19.
(2) Free cash flow calculated as cash flow from operations less capital expenditures. Capital expenditures do not include acquisitions.
(3) Normalized for one-time ~$19 million sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest).
(4) Assumes corporate tax rate of 21%.
(5) Normalized for one-time ~$100 million WPX land sale, one-time ~$22 million land swap and one-time ~$13 million costs related to a proxy contest to elect a new Trustee.

NYSE: TPL 9

History of the Trust

1888	1927	1954	2001	2015	2019
Texas & Pacific Railway bankruptcy leads to the formation of Texas Pacific Land Trust, where all land assets were placed.	TPL listed on NYSE. TPL is among the few Depression Era companies that continue trading today, almost a century later.	The mineral estate under TPL's land was spun-off to its shareholders under a new company named TXL Oil. TPL reserved an NPRI under certain tracts of land.[1]	Chevron acquired Texaco for $36 billion, and now performs as an operator across a large portion of TPL's Permian position.	Rapid development across much of TPL's acreage leads to increased royalty revenues for the Trust.	Conversion Committee formed to evaluate if the Trust should convert into a C-corporation.

1871 - 1888 | **1889 - 2010** | **2011 - Present**

1871	1920's	1962	2010's	2017
Texas & Pacific Railway is created and was granted ~3.5 million acres of land from the State of Texas.	Texas and Pacific Abrams #1 becomes the first well to produce oil from the Permian Basin, and a few years later, the first oil pipeline is built in the basin.	Texaco purchased TXL Oil which at the time held over 2 million undeveloped acres in west Texas.	The Permian Basin begins to grow production as unconventional development unlocks tremendous additional reserves.	TPL announces formation of Texas Pacific Water Resources LLC ("TPWR")[2].

Source: Company data.

(1) A fixed 1/16 NPRI was reserved under all lands held by the primary term of an oil and gas lease and a fixed 1/128 NPRI under all lands held by production.

(2) TPWR is a 100% wholly owned subsidiary of TPL.

NYSE: TPL 10

Key Investment Highlights

ETF of the Permian Basin	■ Largest royalty company with 100% of acreage located in Texas Permian Basin ■ Three high-margin businesses linked to the development intensity of the Permian – multiple "ways to win" ■ Unparalleled position consisting of ~23,600 net royalty acres ("NRAs")[1] and ~900,000 surface acres ■ TPL interest is focused in the Delaware where rig count represents over 25% of total horizontal rigs across the U.S.
Synergistic Business Segments	■ Ownership of surface provides right-of-way for continued development across TPL's footprint ■ Rights to water and ability to promote operational solutions promotes further growth of the royalty business ■ Upside exposure to water disposal revenues as Delaware Basin production growth persists
Focus on Return On and Of Capital	■ 17 years of increasing dividends ■ Has repurchased 8.5% of shares since Jan. 2014[2] ■ Corporate ROIC of 91%[3]
Sustained Profitability and Pristine Balance Sheet	■ Growing free cash flow generation; 475% growth in free cash flow since 2016 year end ■ Robust 2019 EBITDA[4] margin of 82% ■ No capex for organic royalty or land business growth; minimal for water ■ No debt and cash balance of ~$304 million
Near Term Visible FCF Growth	■ 89 rigs active on TPL royalty and surface acreage in 3Q'19[5] ■ Acreage in the "Core" of the Permian with production growth of ~130% since 2018[6] ■ 486 DUCs[7] are 34% higher than at YE 2018 and Permit[7] count remains robust at 304 – providing increased visibility on significant anticipated near-term cash flow growth ramp
Significant Upside	■ Significant undeveloped potential: only 7% of royalty acreage is developed with ~22,100 gross undeveloped locations[8] ■ High concentration in what TPL believes is the best part of the Permian, with ~19 years of inventory under $40/bbl breakeven[9] ■ Water business in the early stages of development with multiple growth opportunities available ■ Surface in frontier areas provides upside as development core expands with enhanced D&C and technology

Source: Company data, Bloomberg, RSEG and Enverus as of 12/31/19.
(1) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%).
(2) Based on 8.473mm sub-share certificates outstanding as of 1/1/14 and 7.756mm shares outstanding as of 12/31/19.
(3) Return on Invested Capital (ROIC) per Bloomberg and defined as (Net Operating Profit after Taxes / Average Invested Capital) from 9/30/18 to 9/30/19.
(4) 2019 EBITDA adjusted for land sales deemed significant and one-time ~$13 million costs related to a proxy contest to elect a new Trustee. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.
(5) Rigs active within 0.25 miles of company Royalty DSU acreage and Surface Acreage as per Enverus Rig Analytics as of 2/26/20.
(6) Increase in daily average net well production from 1Q18 to 4Q19.
(7) As of 12/31/19 per RSEG.
(8) Gross drilling locations based on an average lateral length of 6,930 as per the expected DSU.
(9) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

NYSE: TPL | 11

| 12 NYSE: TPL Significant Undeveloped Resource in Core Areas Land and Resource Management TPL Inventory by Breakeven to Working Interest Operator TPL Inventory by IRR to Working Interest Operator (2) Source: Company data and RSEG. Note: RSEG assumes no differential for oil and NGL, a $0.70 differential for gas, and NGL pricing at 25% of WTI. Excluding areas to be considered outside of basin. Excludes DUCs and Permits. Not showing locations with negative IRRs. (1) Based on total inventory with a breakeven less than $40 divided by 2018 spud count. (2) IRRs calculated at a flat price of $55.00/bbl and $2.75/mcf of oil and gas respectively. Northern Delaware Southeast Delaware Southwest Delaware Midland ~19 years of inventory life at current rig cadence with breakevens under $40/bbl (1) ~19 years of inventory life at current rig cadence with IRRs of greater than 38% Drilling locations Drilling locations $0 $10 $20 $30 $40 $50 $60 $70 Wellhead PV - 10 Breakeven ($/bbl) 0 1,999 3,998 5,996 7,995 9,994 11,993 13,992 15,990 17,989 19,988 0 1,999 3,998 5,996 7,995 9,994 11,993 13,992 15,990 17,989 19,988 0% 20% 40% 60% 80% 100% 120% Wellhead BTax IRR

Summary of Highest-Visibility Inventory

Land and Resource Management

NRI by Operator

100% NRI Permitted Wells

~75% of Permits are drilled within 6 months[1]
~82% of Permits are drilled within 12 months[1]



Permitted Wells: 4.3
15.5%
13.8%
9.1%
8.9%
7.1%
6.6%
1.5%
37.4%

100% NRI DUC Wells

~48% of DUCs are completed within 6 months[2]
~83% of DUCs are completed within 12 months[2]



DUC Wells[4]: 7.0
17.5%
14.9%
13.8%
8.4%
7.5%
6.9%
5.5%
25.5%

100% NRI Completed Wells

>90% of Completed Wells are listed as producing within ~1 month[3]



Completed Wells: 3.1
19.1%
17.9%
14.3%
13.0%
7.4%
6.0%
22.2%

ExxonMobil
eog resources
OXY
WPX ENERGY
Apache
Chevron
Other

NRI by Region



Permitted Wells: 4.3
61.6%
30.2%
5.9%
2.2%



DUC Wells[2]: 7.0
67.2%
25.3%
4.9%
2.6%



Completed Wells: 3.1
0.5%
68.9%
15.3%
14.7%
0.6%

Northern Delaware
Midland
Southeast Delaware
Southwest Delaware
Other

Highest-Visibility Inventory with Top Operators Validates TPL's Near-Term Production Outlook

Source: Company data and RSEG.
Note: Permian Basin horizontal locations only as of 12/31/19.
(1) Permitted well conversion rate based on wells permitted from 1/1/18 through 12/31/18 and then drilled through 12/31/19.
(2) DUC well conversion rate based on wells drilled from 1/1/18 through 12/31/18 and then completed through 12/31/19.
(3) Completed well conversion rates based on wells completed between 1/1/18 and 12/31/18.
(4) DUCs considered to be all wells awaiting completion.

NYSE: TPL | 13

Undeveloped Inventory Summary

Land and Resource Management

Diverse Permian Resource with Large Net Exposure to Oily, High-Return Northern Delaware

Legend: Northern Delaware | Southeast Delaware | Southwest Delaware | Midland | Other

Region	Interval	Add. Undev. Locations (gross)	Net Add. Undev. Locations	Oil EUR[(1)]	Total EUR[(1)]
Northern Delaware	Wolfcamp XY	968	25	804	1,835
Northern Delaware	1st Bone Spring	183	4	794	1,864
Northern Delaware	Wolfcamp A	2,405	63	690	1,684
Northern Delaware	3rd Bone Spring	1,251	31	637	2,173
Northern Delaware	Avalon	639	17	625	2,080
Northern Delaware	Upper Wolfcamp B	2,286	57	540	2,465
Northern Delaware	2nd Bone Spring	1,188	29	531	1,920
Northern Delaware	Lower Wolfcamp B	1,302	32	473	1,551
Northern Delaware	Wolfcamp C	294	6	405	2,432
Southeast Delaware	3rd Bone Spring	290	7	672	1,032
Southeast Delaware	Wolfcamp A	334	8	521	841
Southeast Delaware	Upper Wolfcamp B	259	6	498	742
Southeast Delaware	2nd Bone Spring	14	0	207	268
Southwest Delaware	Wolfcamp A	94	3	548	1,283
Southwest Delaware	Wolfcamp C	398	11	433	1,028
Southwest Delaware	Upper Wolfcamp B	222	7	256	871
Southwest Delaware	Woodford	595	16	82	1,651
Southwest Delaware	Barnett	563	15	13	1,886
Midland	JoMill	1,019	5	505	790
Midland	Wolfcamp A	1,745	14	452	900
Midland	Lower Spraberry	718	6	448	698
Midland	Wolfcamp B	1,528	12	428	745
Midland	Wolfcamp C	784	8	410	783
Midland	Middle Spraberry	1,245	9	344	505
Midland	Wolfcamp D	233	2	310	529
Other	Other	778	10	496	1,364

Region	Add. Undev. Locations	(Total Locations + PDP) / DSU[(2)]	Net Add. Undev. Locations	Weighted Average Total EUR
Northern Delaware	10,516	24 / DSU	265	2,001
Southeast Delaware	898	10 / DSU	22	721
Southwest Delaware	1,872	14 / DSU	52	1,344
Midland	7,272	24 / DSU	55	707
Other	778	7 / DSU	10	1,364

Undeveloped Gross Well Locations: 21,335

Undeveloped 100% Net Well Locations: 403

Source: Company data and RSEG.

Note: Locations reflect additional undeveloped locations sorted by interval and oil estimated ultimate recovery ("EUR"). Permian Basin horizontal locations only. Inclusive of DUCs, Permits and additional undeveloped wells.

(1) Gross EUR in mboe for Oil EUR and mboe for Total EUR based on RSEG type curves normalized to 7,500 ft. (1.5 miles) well.

(2) Total locations inclusive of additional undeveloped locations, DUCs, and Permits.

NYSE: TPL 14

| 15 NYSE: TPL Comparison of Key Statistics Land and Resource Management Source: Company data, RSEG, public filings, Enverus as of 12/31/19. (1) TPL NRA is based on 4.4% average royalty interest per acre. VNOM NRA reported in February 2020 Investor Presentation. MNRL NRA is based on 18% average royalty interest per acre as reported in the MNRL 4Q’19 Investor Presentation. (2) Midland and Delaware only. TPL based on net resource (495 Mmboe) divided by NRA (18,956) where net resource is the product o f subregion gross resource and implied NRI. VNOM based on net resource (555 Mmboe) divided by NRA (23,623), as per February 2 020 Investor Presentation. (3) Based on only horizontal wells. TPL Dev figure represents PDP only. Net Royalty Acres (NRA) (1) Permian NRA % Delaware NRA % 10,000 ~23,600 100% ~80% Percent Undeveloped (3) ~36% ~31% 3,600 Highest Permian Resource Per Acre of All Permian Peers Due to High Concentration in Stateline Area 24,304 ~97% ~47% Net Permian Resource (mboe) / NRA (2) 26.1 23.5 NM Dev 30% Undev 70% Dev 21% Undev 79% Key E&P Operators Significant Surface Ownership Dev 7% Undev 93% x (Permian only) Dev 25% Undev 75% Dev 13% Undev 87% Midland Delaware

| 16 NYSE: TPL – 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2,750 3,000 3,250 3,500 3,750 – $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $240 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 Cumulative Horizontal Well Count Since 2016 (3) Cumulative SLEM Revenue since 2016($mm) (2) SLEM Revenue Well Count x Extensive position allows our surface to benefit from development occurring on and adjacent to TPL land ▪ Since 2018, SLEM revenue has represented ~20% of total TPL revenues (1) ▪ Generates majority of its surface revenue from easements related to pipeline infrastructure ▪ Generates lease and material (caliche) sale revenues in addition x Majority of easements have 30+ year term but subsequently renew every ten years with an additional payment (initial fee plus ~15%) Surface Leases, Easements and Material Sales (“SLEM”) Land and Resource Management Generates Multiple Long - Term Income Streams with No Opex TPL Has Averaged ~$60,000 in SLEM Revenue for Every Well Drilled On and Surrounding its Core Permian Surface Position (1) The TPL Surface Position Can’t be Replicated Amongst Royalty and Water Companies ~900,000 Surface Acres With a Concentration in Core Permian Areas Surface procurement TPL Caliche Pad E&P Lease Road to Operations on non - TPL Surface TPL Caliche Pit E&P Oil & Gas Facility on TPL Surface Solar Farm on TPL Surface TPL Caliche Pad TPL Caliche Pad SWD on non - TPL Surface Non - TPL Surface Acreage TPL Surface SWD on TPL Surface E&P Oil & Gas Facility on non - TPL Surface T h The pictu re can't be … TPL SLEM Revenue Tracks the Region’s Well Count Source: Company data and RSEG. (1) Total revenue adjusted for one - time land swap of $22mm in 2019 and one - time land / royalty sales of $100mm and $19mm in 2019 and 2018, respectively. (2) SLEM revenue represents TPL’s cumulative easements and other surface related income from 1/1/16 through 12/31/19. (3) Cumulative horizontal well count per RSEG in TPL’s Northern Delaware Region (~950,000 acres) and TPL’s Midland Region (~250, 000 acre region around TPL’s surface in East Ector, Midland, Upton and Glasscock Counties).

| 17 NYSE: TPL Active – Current Revenue TPL Surface Acreage Salt Water Disposal Wells Permitted/Permits in Progress – Growth Opp. 665 mbbl/d 1,390 mbbl/d Non - TPL Land Permits (2) ▪ Active: ▪ Permitted: 835 mbbl/d 720 mbbl/d Water Resources Asset Overview Water Services and Operations Salt Water Disposal Wells TPL Water Sourcing Infrastructure Disposed Water Volume Growth Sustained by Highest WOR Areas Source: Company data and RSEG. Note: TPL does not operate any water disposal wells. (1) Water oil ratio (“WOR”) defined as the ratio of 12 month cumulative water production to 12 month cumulative oil production. (2) Revenue received both on and off TPL surface based on existing contracts. Sourced Water Business Driven by High Fluid Intensity Areas Reeves Loving Ward Culberson Asset TPL Land Permits 2 ▪ Active: ▪ Permitted: 2,325 mbbl/d 2,895 mbbl/d Water Oil Ratio (1) 4:1 Capacity

| 18 NYSE: TPL 17% 6% 9% 24% 27% 39% 59% 67% 52% $9.8 $24.4 $34.2 4Q17 4Q18 4Q19 Treated Water & Other Produced Water Sourced Water – 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 2018 2019 2020 2021 2022 2023 2024 Water Volumes (mbbls / d) Existing Regional Water Production (Estimated) Forecast Regional Water Production (Estimated) Current TPL Volumes (Actual through 2019) TPL 4Q19 N. Delaware Runrate (~890 mbbls/d) Active + Permitted SWD Capacity (Assumes 75% Utilization) Growth Strategy and Competitive Advantage Water Services and Operations Revenue Growth and Change in Mix (1) Significant Produced Water Upside Source: Company data. Note: Regional water volumes based on RSEG estimated water oil ratio, historic oil production and RSEG oil type curves. Historic volumes represent horizontal wells drilled since TPWR formation in Jun. 2017. Development pace based on average ~1,180 wells drilled in the region during LTM ending 12/31/19 and held flat. (1) Inclusive of water sales and royalties and water - related easements and other surface - related income. TPWR Formed in June 2017 ($ in millions) Past TPL Future Produced Water Capture Opportunity Future Royalty Based Business Model Captures Increased Disposal Volumes in Northern Delaware Focus Area Treatment and Reuse Opportunities Provide a Natural Hedge as Majors and Large Independents Balance Disposal vs. Treatment and Produced Water Volumes Continue to Build YoY 180% YoY 103%

| 19 NYSE: TPL Source: Company data and RSEG as of 12/31/19. Note: Northern Delaware Region is defined as approximately 1,400,000 acres surrounding TPL’s Northern Delaware Surface position including ~900,000 acres in Texas and ~500,000 acres in Southern New Mexico. Capture rate defined as TPL volumes as a percentage of total volumes in the Northern Delaware Region. Regional water volumes ba sed on RSEG estimated WOR, historic oil production and RSEG oil type curves. Historic volumes represent horizontal wells dri lle d since TPWR formation in Jun. 2017. Development pace based on average ~1,180 wells drilled in the region during LTM ending 12/31/19 and held flat. (1) TPL data is the average for 4Q’19; Regional produced water volumes based on RSEG estimated water production from wells drille d s ince TPWR formation (Jun. 2017) shown through 4Q’19 based on available data. (2) TPL data is the average sourced + treated volumes for 4Q’19; Regional sourced /treated water demand based on RSEG reported we ll fluid intensity volumes for wells completed in the Northern Delaware Region shown through 4Q’19 based on available data. TPL is a Market Leader for Water in the Northern Delaware Water Services and Operations Delaware Produced Water Volumes of ~890 mbbls/d at ~$0.12/bbl (1) Total Produced Water Volumes of ~1,050 mbbls/d at ~$0.12/bbl (1) Delaware Sourced Water Volumes of ~380 mbbls/d at ~$0.58/bbl (2) Total Sourced Water Volumes of ~410 mbbls/d at ~$0.56 / bbl (2) Royalty Based Business Model Captures Increased Sourcing and Disposal Volumes in Northern Delaware Focus Area TPL’s Established Footprint Allows Optionality with SWD Operators to Negotiate Increased Economics 2018 TPL Capture Rate = 25% 2019 TPL Capture Rate = 29% 0% 10% 20% 30% 40% 50% 60% 0 200 400 600 800 1,000 1,200 1,400 1,600 Jan-18 Apr-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 TPWR Capture Rate Completions Volumes (mbbls / day) Northern Delaware Region Volumes (Estimated) TPL Delaware Volumes (Actuals) TPL 2018 Capture Rate = 22% TPL 2019 Capture Rate = 30% 0% 10% 20% 30% 40% 50% – 500 1,000 1,500 2,000 2,500 3,000 Jan-18 Apr-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 TPWR Capture Rate Produced Volumes (mbbls / day) Northern Delaware Region Volumes (Estimated) TPL Delaware Volumes (Actuals) (1) (2) Provides Irreplaceable Additional Upside as Aquifer Runs Underneath TPL Land

| 20 NYSE: TPL $1 $3 $2 $18 $45 $30 $1 $19 $48 $32 2016 2017 2018 2019 0.3 0.4 0.6 1.1 1.8 2015 2016 2017 2018 2019 Summary of Financials Source: Company data. Note: Revenue was restated retrospectively upon adoption of new revenue reconciliation guidance on 1/1/18. CAGR defined as the c ompounded annual growth rate from 2014 to 2019. Please see Appendix for reconciliations of non - GAAP financial measures to their most directly comparable GAAP measures. (1) EBITDA adjusted for land sales deemed significant, sales of oil and gas royalty interests, and one - time costs related to a p roxy contest to elect a new Trustee in 2019. (2) Calculated as average daily net production during the year divided by the average number of sub - shares outstanding during ye ar. Net Production per Sub - Share Certificate (2) Adjusted EBITDA (1) ($ in millions) 96% 95% 95% 94% 87% 82% Margin: Capex by Business Segment ($ in millions) (mboe/d per mm sub - share certificates) $51 $55 $63 $145 $245 $302 2014 2015 2016 2017 2018 2019 Water Service and Operations Land and Resource Management

| 21 NYSE: TPL $2.0 $2.0 $4.3 $2.2 $2.4 $2.5 $10.7 $31.6 $46.6 $10.7 $16.0 $20.2 $25.2 $23.0 $28.8 $33.1 $34.2 $38.4 $4.3 $12.7 $18.0 $24.5 $25.2 $25.2 $31.2 $35.6 $44.9 $70.0 $50.9 $124.1 $79.53 $95.07 $94.21 $98.02 $92.90 $48.69 $43.35 $50.78 $65.08 $57.03 $55.14 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1Q20 Announced Dividend Dividends Share Repurchases Average WTI Price Return of Capital to Shareholders Source: Company data and FactSet Note: Average WTI price shown for 1Q20 Announced Dividend period based on average price from 1/1/2020 to 2/24/2020. (1) Dividends for 2012 includes $2.2 million of dividends for 2013 which were paid in the fourth quarter of 2012. (2) 1Q20 dividend of $124.1 million based on $10 / share regular dividend and $6 / share special dividend announced on February 2 4, 2020 and 7.756 million shares outstanding. Cumulative Return of Capital ($ in millions, except average WTI prices) (1) (1) (2) Updated 2.24.20

An Unmatched Oil and Gas Investment

Updated 2.24.20

Summary Investment Highlights

- ETF of the Permian Basin
- Synergistic Business Segments
- Focus on Return On and Of Capital
- Sustained Profitability and Pristine Balance Sheet
- Near Term Visible FCF Growth
- Significant Upside

	Russell 2000 Index and Public North American Oil & Gas Companies	Market Cap[1] $1.0bn or Greater	EBITDA Growth[2] 10% or Greater	Debt / EBITDA[3] 1.5x or Less	ROIC[4] 40% or Greater	>80% EBITDA Margin[5]
TPL Metrics:		$6.1bn	23%[6]	0.0x	~91%	~82%[6]
Total Companies:	2,789	992	417	135	4	1
Oil & Gas Companies:	897	159	80	26	1	1

Source: Company data and Bloomberg as of 12/31/19.
(1) Market caps as of 12/31/19.
(2) EBITDA growth represents year over year growth based on last four reported quarters.
(3) Debt as of last reported quarter. EBITDA represents LTM based on last four reported quarters.
(4) Return on Invested Capital (ROIC) defined as (Net Operating Profit after Taxes / Average Invested Capital) based on last four reported quarters.
(5) EBITDA margin represents LTM based on last four reported quarters.
(6) Reflects adjusted EBITDA margin for 2019 and year over year 2019 vs. 2018 growth. Please see Appendix for reconciliations of non-GAAP financial measures to their most directly comparable GAAP measures.

NYSE: TPL | 22

Appendix

Texas Pacific Land Trust Team

Track Record of Shareholder Value Creation

Texas Pacific Land Trust Management Team



Tyler Glover
CEO, Secretary and General Agent

Mr. Glover has been Chief Executive Officer, Co-General Agent and Secretary at Texas Pacific Land Trust since November 2016 and President and Chief Executive Officer of Texas Pacific Water Resources since its formation in June 2017

Previously, Mr. Glover served as Assistant General Agent of the Trust and an independent landman in the Permian prior thereto



Robert J. Packer
CFO and General Agent

Mr. Packer has been the Chief Financial Officer at Texas Pacific Land Trust since December 2014 and has been its Co-General Agent since November 2016

Previously, Mr. Packer served as Accounting Supervisor for Texas Pacific Land Trust, a position he held since March 2011

Formerly, he was Controller at StarCrest Realty

He is a Certified Public Accountant



Sameer Parasnis
Chief Commercial Officer

Mr. Parasnis joined Texas Pacific Land Trust in July 2019 from Stifel's O&G investment banking team where he served as a Managing Director and Co-Head of E&P coverage

Mr. Parasnis spent most of his 17+ years finance career in O&G investment banking at Credit Suisse and has also worked with GMP Securities and Citi

He started his career as a chemical engineer with Reliance Industries Ltd. in 1996



Chris Steddum
VP, Finance and Investor Relations

Mr. Steddum came to Texas Pacific Land Trust from Stifel's oil and gas investment banking team where he served as a Director

Mr. Steddum began his investment banking career in the O&G coverage group at Credit Suisse

He earned his MBA from Rice University and Bachelors of Science in Business Administration from the University of South Carolina Honors College

Texas Pacific Water Resources Management Team



Robert A. Crain
EVP

Robert Crain has served as Executive Vice President of Texas Pacific Water Resources since its formation in June 2017

Prior to TPWR, Mr. Crain led water resource development efforts for EOG Resources across multiple basins, including the Permian and Eagle Ford

Mr. Crain holds Bachelor of Science Degree from Texas State University and M.B.A. from University of Texas at Tyler



Jeremy Smith
VP, Business Development

Mr. Smith came to Texas Pacific Water Resources from EOG Resources where he negotiated water sourcing and purchasing agreements across the Permian Basin and the Eagle Ford Shale

Prior to EOG, Mr. Smith led a successful real estate broker service



Katie Keenan
VP, Land and Legal

Mrs. Keenan joined Texas Pacific Land Trust in January 2017 as Land Manager and transitioned into her role as Vice President, Land and Legal at Texas Pacific Water Resources in May 2019

Previously, Mrs. Keenan worked as a Landman for BHP Billiton in the Permian Basin

She earned her law degree from the University of Oklahoma and is a licensed attorney in the State of Texas

NYSE: TPL | 24

| 25 NYSE: TPL TPL Revenue Streams Through the Life Cycle of a Well Surface and Royalty Ownership Allow Steady Revenue Generation Through the Entire Life Cycle of Oil & Gas Development ■ Infrastructure for oil & gas development Initial Development Phase Drilling and Completion Phase Production Phase Typical Activities TPL Revenue Sources ■ Fixed fee payments for use of TPL’s surface to build infrastructure ■ Sale of materials (caliche) used in the construction of infrastructure ■ Sourced water volumes (1) ■ Development of gathering, transportation and processing infrastructure ■ Fixed price per barrel for providing brackish groundwater and / or treated produced water ■ Fixed fee payments for the use of TPL’s surface for a variety of midstream infrastructure requirements ■ Significant produced water volumes (gathering, treating and reuse, and disposing back into the ground) ■ Royalty interest on the oil & gas produced ■ Royalty per barrel (injection fee) for allowing saltwater disposal (SWD) on TPL lands Majority of Stable Revenue Streams are Royalty, or Fixed - Fee Payments, with Limited - to - No Capital Expenditure Burden 1 2 = Land and Resource Management = Water Services and Operations 3 (1) Sourced water is water used for oil and gas development (i.e. drilling and completions).

| 26 NYSE: TPL 1.7 2.7 3.3 5.1 8.8 13.7 0 2 4 6 8 10 12 14 16 2014 2015 2016 2017 2018 2019 Average Historical Production (mboe/d) Well Positioned Assets Attract Increasing Development Focus Land and Resource Management Source: Company data and RSEG. Note: TPL production growth giving effect to our portfolio of ~23,600 net royalty acres in the Permian Basin as of 12/31/19 as i f it had been owned since 1/1/14. (1) As of 12/31/19 per RSEG. DUC figures not limited to previously used 4 month disclosure criteria. DUCs considered to be all w ells awaiting completion. DUC values shown as of period end date. Horizontal wells only. (2) LTM defined as horizontal spuds from 12/31/18 to 12/31/19. Spud rate defined as the percent of LTM spuds in basin captured o n TPL acreage compared to the percent of basin acreage owned by TPL. Net Production Gross DUC Inventory (1) Last Twelve Month Spud Rate on TPL Royalty Acreage is 5x Higher than Midland and Delaware (2) Flattening PDP Decline Stabilizes the Growth Profile with Slower DUC Growth 71 107 121 319 362 486 0 100 200 300 400 500 600 2014 2015 2016 2017 2018 2019 Gross DUC Count

Summary of Full Inventory
Land and Resource Management

Sub-region[1]	Average NRI	NRA	DSUs	PDP	DUCs	Permits	Additional Undeveloped	Total Locations	PDP + Total Locations	Gross Undeveloped Resource (Mmboe)	PDP + Total Locations / DSU	Average Lat. Length (ft.)
Northern Delaware	2.3%	9,090	505	997	231	150	10,516	10,897	11,894	17,674	24	6,312
Southeast Delaware	2.1%	2,125	101	92	25	12	898	935	1,027	676	10	6,553
Southwest Delaware	3.0%	5,112	132	5	–	1	1,872	1,873	1,878	1,969	14	5,336
Delaware	***2.4%***	***16,328***	***738***	***1,094***	***256***	***163***	***13,286***	***13,705***	***14,799***	***20,318***	***20***	***6,205***
Midland	**0.5%**	**2,628**	**337**	**603**	**219**	**134**	**7,272**	**7,625**	**8,228**	**5,969**	**24**	**8,483**
Other	1.8%	4,632	127	34	11	7	778	796	830	354	7	6,054
Total	1.7%	23,588	1,202	1,732	486	304	21,335	22,125	23,857	26,641	20	6,975

Established Production Base (PDP) | High Near-Term Cash Flow (DUCs, Permits, Additional Undeveloped) | Outstanding Organic Resource (Total Locations, PDP + Total Locations, Gross Undeveloped Resource) | Grounded in Conservative Assumptions (PDP + Total Locations / DSU)

Total Gross Locations



Permitted Wells: 304
DUC Wells: 486
PDP Wells: 1,732
Additional Undeveloped Locations: 21,335

Undeveloped Gross Locations



Northern Delaware: 10,516
Southeast
Delaware:
1,872
Midland: 7,272
Other: 778

Source: Company data and RSEG.
Note: Permian Basin horizontal locations only. 1,943 vertical wells excluded. Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform. Proved developed locations inclusive of PDP locations and completed locations.
(1) Gross location values shown.
(2) Calculated as 100% Net Royalty Acres divided by DSU Acres.
(3) Net royalty acres defined as gross royalty acres (530,400) multiplied by the average royalty per acre (4.4%).
(4) As of 12/31/19 per RSEG. DUCs considered to be all wells awaiting completion.
(5) Gross undeveloped resource is based on average EUR for each sub-region multiplied by the total location count in the sub-region grossed up by weighted average lateral length for region compared to RSEG type curve, which is normalized to 7,500' ft well. Additional volumes from vertical wells not captured in gross undeveloped resource.

NYSE: TPL 27

| 28 NYSE: TPL Southeast Delaware Southwest Delaware Northern Delaware 0% 20% 40% 60% 80% 100% 120% 140% 0 1,284 2,568 3,852 5,136 6,420 7,704 8,988 10,272 11,556 12,840 Wellhead BTax IRR $0 $10 $20 $30 $40 $50 $60 $70 0 1,284 2,568 3,852 5,136 6,420 7,704 8,988 10,272 11,556 12,840 Wellhead Breakeven ($/bbl) Significant Undeveloped Resource in Core Areas Land and Resource Management – Delaware High Concentration of Inventory in Active Regions Working Operator Inventory IRR (1) Working Operator Inventory Breakevens (1) % Developed % Undeveloped 9% 91% 0% 100% 7% 93% ~25 years of inventory life at current rig cadence with breakevens under $40/bbl (2) Source: Company data and RSEG. Note: Excluding areas considered outside of basin. Developed inventory includes PDP only. (1) Excludes DUCs and Permits. (2) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

| 29 NYSE: TPL 0% 20% 40% 60% 80% 100% 120% 140% 0 728 1,456 2,184 2,912 3,640 4,368 5,096 5,824 6,552 7,280 Wellhead BTax IRR $0 $10 $20 $30 $40 $50 $60 $70 0 728 1,456 2,184 2,912 3,640 4,368 5,096 5,824 6,552 7,280 Wellhead Breakeven ($/bbl) Significant Undeveloped Resource in Core Areas Land and Resource Management – Midland High Concentration of Inventory in Active Regions Working Operator Inventory IRR (1) Working Operator Inventory Breakevens (1) % Developed % Undeveloped 7% 93% Midland ~7 years of inventory life at current rig cadence with breakevens under $40/bbl (2) Source: Company data and RSEG. Note: Excluding areas considered outside of basin. Developed inventory includes PDP only. (1) Excludes DUCs and Permits. (2) Based on total inventory with a breakeven less than $40 divided by 2018 spud count.

Royalty Key Terms
Land and Resource Management

Focus Area[(1)]	Gross Royalty Acres	Net Royalty Acres	Average Royalty	Gross DSU Acres	Implied Average Net Revenue Interest per Well
Northern Delaware	152,958	9,090	5.9%	397,135	2.3%
Southeast Delaware	34,285	2,125	6.2%	101,993	2.1%
Southwest Delaware	81,795	5,112	6.3%	168,459	3.0%
Delaware	***269,038***	***16,328***	***6.1%***	***667,587***	***2.4%***
Midland	**150,434**	**2,628**	**1.7%**	**497,469**	**0.5%**
Other	110,928	4,632	4.2%	258,617	1.8%
Total	**530,400**	**23,588**	**4.4%**	**1,423,673**	**1.7%**

Term	Description	How's It Calculated
Gross Royalty Acres	▪ The full, undivided ownership of the oil, gas, and mineral underneath one acre of land	▪ Total Texas Pacific Land Trust acreage 530,400
Net Royalty Acres (Normalized to 1/8)	▪ Gross Royalty Acres standardized to 12.5% (or 1/8) oil and gas lease royalty	▪ Gross Royalty Acres * Avg. royalty / (1/8) 186,701 = 530,400 * 4.4% / (1/8)
Net Royalty Acres	▪ Gross Royalty Acres standardized on a 100% (or 8/8) oil and gas lease royalty basis	▪ Gross Royalty Acres * Avg. royalty 23,588 = 530,400 * 4.4%
Drilling Space Units ("DSUs")	▪ Areas designated in a spacing order or unit designation as a unit and within which operators drill wellbores to develop our oil and natural gas rights	▪ Total number of gross DSU acres 1,423,673
Implied Average Net Revenue Interest per Well	▪ Number of 100% oil and gas lease royalty acres per gross DSU acre	▪ Net Royalty Acres / Gross DSU Acres 1.7% = 23,588 / 1,423,673

Source: Company data and RSEG.
Note: Other areas include Eastern Shelf, Western Delaware, and Central Basin Platform.
(1) Excluding acres which are considered to be outside of Basin.

NYSE: TPL 30

Water Resources Overview
Water Services and Operations

Full-Service Water Solutions for Permian Basin Oil & Gas Operations

- TPL Surface ownership provides access to source water, disposal rights and right-of-way for critical water infrastructure
- Strong relationships with E&P operators allow TPL to enter attractive contracts for sourcing, treatment and disposal
- TPL is exposed to a royalty-like water revenue stream across entire Permian position, which is highlighted by the prolific Northern Delaware region

Key Sourcing Contract Terms

- Multiple Right of First Refusal, Take or Pay and Water Treatment contracts with blue chip operators
  - Includes several minimum volume commitments totaling ~100 mmbbls over next 2 – 5 years
  - Total contract coverage region exceeds 350,000 acres
- Typical Terms range from 2 – 15 years
  - Sourcing prices average \$0.50 - \$0.60/bbl[1]
  - Treatment prices average \$0.50 - \$0.65/bbl[1]

Key Disposal Contract Terms

- TPL has 80+ SWDs contracts or LOUs with 5 to 10-year terms including an option to extend on the majority
  - 35+ active SWDs (~955 mbbls/d capacity)
  - 62+ permitted SWDs (~2,265 mbbls/d capacity)
  - Option extensions typically include 15% price escalation
- Disposal Royalties / Fees average \$0.10 - \$0.20/bbl

Provides Critical Infrastructure for E&P Operators



Oil & Gas Facility
Oil Sales Line
Gas Sales Line
Producing Oil & Gas Wells
Completions
TPL Fresh/Brackish Water Storage
Produced Water Gathering Line
TPL Water Supply Well
Non-TPL Surface Acreage
TPL Section Boundary
Salt Water Disposal Facility
TPL Treated Produced Water Storage

Water Resources Provide "Royalty-Like" Injection Fees, while Promoting Operator Development on TPL Land

Source: Company data.
(1) Sourcing and Treatment prices shown represent average range; however, prices can vary significantly by region.

NYSE: TPL 31

Historical Financial Summary

($ in millions)	Year ended December 31, 2016	2017	2018	Three months ended, 1Q19	2Q19	3Q19	4Q19	Year ended December 31, 2019
Total Acres	887,553	887,698	902,177	892,627	901,939	901,862	901,787	901,787
Revenues:								
Oil and gas royalties	$28.4	$58.4	$123.8	$33.2	$39.6	$38.3	$43.6	$154.7
Easements and other surface-related income	26.2	70.0	88.7	31.4	22.4	33.9	27.7	115.4
Water sales and royalties	8.1	25.5	63.9	23.0	20.4	21.6	20.0	85.0
Land sales	2.9	0.2	4.4	103.6	4.8	4.6	22.0	135.0
Sale of oil and gas royalty interests	–	–	18.9	–	–	–	–	–
Other operating revenue	0.5	0.5	0.5	0.1	0.1	0.1	0.1	0.4
Total Revenues	**$66.1**	**$154.6**	**$300.2**	**$191.3**	**$87.3**	**$98.5**	**$113.4**	**$490.5**
Expenses:								
Salaries and related employee expenses	1.4	3.8	18.4	6.5	7.7	8.5	12.3	35.0
Water service-related expenses	–	0.5	11.2	4.6	5.7	5.1	5.4	20.8
General and administrative expenses	0.9	1.5	4.7	2.1	2.1	2.9	2.7	9.8
Legal and professional fees	0.9	3.5	2.5	1.8	7.9	5.6	1.1	16.4
Depreciation, depletion and amortization	0.0	0.4	2.6	1.2	1.5	2.6	3.6	8.9
Total operating expenses	**$3.2**	**$9.7**	**$39.4**	**$16.2**	**$24.9**	**$24.7**	**$25.1**	**$90.9**
Operating income (loss)	**$62.9**	**$144.9**	**$260.8**	**$175.1**	**$62.4**	**$73.8**	**$88.3**	**$399.6**
Margin (%)	*95.2%*	*93.7%*	*86.9%*	*91.5%*	*71.5%*	*74.9%*	*77.9%*	*81.5%*
Other income, net	0.0	0.1	0.9	0.4	0.5	0.9	0.9	2.7
Income before income taxes	**$62.9**	**$145.0**	**$261.7**	**$175.5**	**$62.9**	**$74.7**	**$89.2**	**$402.3**
Income tax expense	20.6	47.8	52.0	35.5	13.3	14.7	20.1	83.6
Net income	**$42.3**	**$97.2**	**$209.7**	**$140.0**	**$49.6**	**$60.0**	**$69.1**	**$318.7**
Margin (%)	*64.0%*	*62.9%*	*69.9%*	*73.2%*	*56.8%*	*60.9%*	*60.9%*	*65.0%*
Key balance sheet items:	**2016**	**2017**	**2018**	**1Q19**	**2Q19**	**3Q19**	**4Q19**	**2019**
Cash and cash equivalents	$49.4	$79.6	$119.6	$113.3	$155.4	$249.9	$303.6	$303.6
Total debt	–	–	–	–	–	–	–	–
Total capital	52.7	105.1	244.7	333.8	383.4	443.4	512.2	512.2
Total assets	59.4	120.0	285.1	404.9	463.6	522.0	598.2	598.2
Total liabilities	6.7	14.9	40.4	71.1	80.2	78.6	86.0	86.0

Source: Company data.

NYSE: TPL 32

Non-GAAP Reconciliations

($ in millions)	Year Ended December 31, 2014	2015	2016	2017	2018	Three months ended, 1Q19	2Q19	3Q19	4Q19	Land and Resource Management December 31, 2019	Water Services and Operations December 31, 2019	Total December 31, 2019
Net income	$34.8	$50.0	$42.3	$97.2	$209.7	$140.0	$49.6	$60.0	$69.1	$258.4	$60.3	$318.7
Adjustments:												
Income taxes	16.7	25.2	20.6	47.8	52.0	35.5	13.3	14.7	20.1	66.8	16.7	83.6
Depreciation, depletion and amortization	0.0	0.0	0.0	0.4	2.6	1.2	1.5	2.6	3.6	1.2	7.7	8.9
EBITDA	**$51.5**	**$75.3**	**$62.9**	**$145.4**	**$264.3**	**$176.7**	**$64.4**	**$77.3**	**$92.8**	**$326.4**	**$84.7**	**$411.2**
Revenue	$53.7	$78.1	$66.1	$154.6	$300.2	$191.3	$87.3	$98.5	$113.4	$363.3	$127.2	$490.5
EBITDA Margin	**95.9%**	**96.4%**	**95.2%**	**94.0%**	**88.0%**	**92.4%**	**73.7%**	**78.5%**	**81.8%**	**89.8%**	**66.6%**	**83.8%**
Adjusted EBITDA:												
EBITDA	$51.5	$75.3	$62.9	$145.4	$264.3	$176.7	$64.4	$77.3	$92.8	$326.4	$84.7	$411.2
Other Adjustments:												
Less: land sales deemed significant (1)	-	(19.8)	-	-	-	(100.0)	-	-	(22.0)	(122.0)	-	(122.0)
Less: sale of oil and gas royalty interests (2)	-	-	-	-	(18.9)	-	-	-	-	-	-	-
Add: proxy contests, settlement, and conversion exploration committee costs (3)	-	-	-	-	-	0.6	6.7	4.9	0.8	13.0	-	13.0
Adjusted EBITDA	**$51.5**	**$55.5**	**$62.9**	**$145.4**	**$245.4**	**$77.3**	**$71.1**	**$82.2**	**$71.5**	**$217.4**	**$84.7**	**$302.1**
Adjusted Revenue (4)	$53.7	$58.3	$66.1	$154.6	$281.3	$91.3	$87.3	$98.5	$91.4	$241.3	$127.2	$368.5
Adjusted EBITDA Margin	**95.9%**	**95.2%**	**95.2%**	**94.0%**	**87.2%**	**84.7%**	**81.4%**	**83.5%**	**78.2%**	**90.1%**	**66.6%**	**82.0%**

Source: Company data.
Note: Numbers may not foot due to immaterial rounding.
(1) Land swap of ~$22 million in 4Q19, Land sale in Upton County in 1Q15 of ~$20 million and sale to WPX in 1Q19 of ~$100 million.
(2) Sale of nonparticipating perpetual oil and gas royalty interest in approximately 812 net royalty acres (1/8th interest) of ~$19 million.
(3) Costs related to proxy contest to elect a new Trustee, settlement agreement and conversion exploration committee. TPL anticipates a partial reimbursement of costs under coverage provided by its director and officer insurance policy.
(4) Excludes land sales deemed significant and sales of oil and gas royalty interests.

NYSE: TPL 33